UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)  November 8, 2005
Coinmach Corporation

(Exact name of registrant as specified in its charter)

Delaware	033-49830	53-0188589

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Sunnyside Boulevard Suite 70, Plainview, New York	11803

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (516) 349-8555
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

SIGNATURES

EX-99.1: PRESS RELEASE

Item 7.01. Regulation FD Disclosure.
On November 8, 2005, the board of directors of Coinmach Corporation declared an aggregate cash dividend of approximately $5.4 million on its common stock in order to enable its indirect parent, Coinmach Service Corp., to make dividend and interest payments on its outstanding securities. On such date, Coinmach Service Corp. also announced its results of operations for the fiscal quarter ended September 30, 2005, as set forth in the press release attached as Exhibit 99.1 to this Form 8-K. The information contained in the attached press release is incorporated herein by reference and is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”
Item 9.01. Financial Statement and Exhibits
(c) Exhibits
99.1 Press release, dated November 8, 2005, issued by Coinmach Service Corp.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coinmach Corporation
Dated: November 8, 2005	By:	/s/ Robert M. Doyle
		Name:	Robert M. Doyle
		Title:	Chief Financial Officer, Senior Vice President, Secretary and Treasurer